Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of Merrill Lynch & Co., Inc. and subsidiaries (“Merrill Lynch”) of our report dated February 23, 2009 (March 10, 2010 as to Note 3), relating to the 2008 and 2007 consolidated financial statements (which report expresses an unqualified opinion on those financial statements, and includes explanatory paragraphs regarding (1) Merrill Lynch becoming a wholly-owned subsidiary of Bank of America Corporation on January 1, 2009 and (2) the retrospective adjustment in the 2008 and 2007 financial statements for a change in the composition of reportable segments), appearing in this Annual Report on Form 10-K of Merrill Lynch for the year ended December 31, 2009.

Filed on Form S-3:

Registration Statement No. 333-158302

Filed on Form S-8:

Registration Statement No. 333-156036

Registration Statement No. 333-163003

/s/ Deloitte & Touche LLP
New York, New York
March 10, 2010